                                                                  EXHIBIT 10.6.2

                          FORM OF EMPLOYMENT AGREEMENT


         MEMORANDUM OF AGREEMENT made as of [MONTH, DATE, YEAR].
B E T W E E N:


                  of the City of [NAME OF CITY], [STATE],

                  (hereinafter referred to as the "Executive"),


                                     - and -


                  [NAME OF CORPORATION]
                  a corporation existing under the laws
                  of the State of [STATE],

                  (hereinafter referred to as "[NAME OF SUBSIDIARY]").


                                     - and -


                  BRACKNELL CORPORATION,
                  a corporation existing under the laws
                  of the Province of Ontario,

                  (hereinafter referred to as "Bracknell").



         WHEREAS the Executive has been employed by Bracknell as [START DATE], effective as of [EFFECTIVE START DATE];

         AND WHEREAS effective [MONTH DAY, YEAR] the Executive has accepted the assignment as the [TITLE] of [NAME OF CORPORATION] ("CORPORATION;

         AND WHEREAS the Executive, [NAME OF CORPORATION] and Bracknell have agreed to enter into this Agreement in order to provide for the terms and conditions upon which the Executive shall be employed by [NAME OF CORPORATION];

         NOW THEREFORE in consideration of the respective covenants hereinafter set forth, and in consideration of $1.00 paid by each party hereto to each other party hereto and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1)       Definitions

                  In this Agreement:

         a) "Agreement" means this Agreement, as amended from time to time hereafter;

         b) "Annual Salary" has the meaning ascribed thereto in Section 4(a) hereof;

         c)       "Assignment" means the [TITLE] OF [NAME OF CORPORATION]

         d)       "Board" means the Board of Directors of Bracknell;

         e) "business day" means any day other than a Saturday or Sunday upon which banks are open for business in Toronto, Ontario;

         f) "Change in Control" shall mean the occurrence of either of the following:

                  i) the purchase or acquisition of Shares and/or securities of Bracknell ("Convertible Securities") convertible into Shares or carrying the right to acquire Shares as a result of which a person, group of persons or persons acting jointly or in concert (excluding, for this purpose, the Executive and any corporation controlled, directly or indirectly, by the Executive) (collectively, the "Holders") beneficially own or exercise control or direction over Shares and/or Convertible Securities such that, assuming the conversion of or the exercise of the purchase rights attaching to the Convertible Securities beneficially owned by the Holders as well as those attaching to all other Convertible Securities of the same class or series as those owned by the Holders, the Holders would beneficially own shares which would entitle the Holders to cast more than 50% of the votes attaching to all shares in the capital of Bracknell which may be cast to elect directors of Bracknell; or

                  ii) the completion of an amalgamation, arrangement, merger or other consolidation of Bracknell with another corporation pursuant to which the shareholders of Bracknell immediately prior to the completion of such transaction do not thereafter own shares of the successor or continuing corporation which would entitle them to cast more than 50% of the votes attaching to all shares in the capital of the successor or continuing corporation which may be cast to elect directors of that corporation;

         g) "Company" shall mean [NAME OF CORPORATION] and "Companies" shall mean [NAME OF CORPORATION], and any direct or indirect subsidiary thereof;

         h) "Date of Grant" has the meaning ascribed thereto in Section 5(b) hereof;

         i)       "Effective Date" means [DATE];

         j)       "Conventional Options" has the meaning ascribed thereto in
                  Section 5(a) hereof;

         k)       "Performance Options" has the meaning ascribed thereto in
                  Section 5(b) hereof;

         l) "Permanent Incapacity" means the inability of the Executive by reason of illness, disease, mental or physical disability or incapacity or otherwise to perform his duties under this Agreement (A) for a period of 90 business days in the aggregate during any period of 120 consecutive business days unless, at the end of such 120 business days there are reasonable grounds for expecting that the Executive will be capable of resuming and willing to resume his duties on a full-time basis within a further period of 60 business days, or (B) for a period of 180 business days in the aggregate during any period of 210 consecutive business days;

         m) "person" includes an individual, body corporate, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative; and

         n)       "Shares" means common shares of Bracknell.

2)       Employment and Acceptance

         On and subject to the terms and conditions of this Agreement, the Company shall employ the Executive on the terms and conditions set forth herein and the Executive hereby accepts such employment. The term (the "Term") of the Employee's employment pursuant to this Agreement shall be [NUMBER OF YEARS] years, commencing on [DATE] and ending on [DATE], unless sooner terminated as hereinafter provided. On or before 120 days prior to the scheduled expiration of the Term, the Company may give written notice to the Executive of its intent to not continue the Executive's employment pursuant to this Agreement for an additional Term, then the Executive's employment shall automatically continue pursuant to the terms and conditions of this Agreement for an additional Term.

         Responsibilities

         a) Duties. Unless the parties otherwise mutually agree, the Executive shall serve as the [TITLE] of [CORPORATION] during the term hereunder, and shall also hold the title of [TITLE] OF [CORPORATION].

         b) Authority. Unless the parties otherwise mutually agree, the Executive shall be a corporate officer of [CORPORATION] but shall not be an officer of Nationwide or Bracknell. The Executive shall perform such duties and exercise such powers at the Companies as may from time to time be prescribed by the board of the particular company, the [POSITION] of Bracknell or by the President & [POSITION] of Bracknell.

         c) Reporting. The Executive shall report directly to the [DIRECT REPORT], [CORPORATION].

         d) Performance of Duties. In the performance of his duties, the Executive shall act honestly, in good faith and in the best interests of Bracknell and shall exercise the degree of diligence and responsibility that a person holding the position of [TITLE] of [CORPORATION] would reasonably be expected to exercise in comparable circumstances, subject always to the instructions, control and direction of the [DIRECT REPORT], [CORPORATION], or the [POSITION] of Bracknell, or the Board. The Executive shall devote the whole of his time, attention and ability during business hours to serving the Companies on an exclusive and full-time basis as aforesaid, except during holidays, in case of illness or accident, or as may be otherwise approved from time to time by the Chief Operating Officer of Bracknell. The Executive shall be bound by and shall faithfully observe and abide by all of the rules, regulations and corporate policies of the Companies from time to time in force which are brought to the attention of the Executive or of which he should reasonably be aware.

         e) Office Location. The Executive shall be provided with an office at the head office of [CORPORATION] in [CITY], [STATE].

3)       Compensation

         a) Annual Salary. The Executive shall receive an annual salary of [DOLLAR AMOUNT] (the "Annual Salary"), payable in accordance with the usual practices of [CORPORATION], less such deductions as shall be required to be withheld by applicable law and regulation. The Annual Salary payable to the Executive will be reviewed annually in accordance with the policies and procedures that apply to other senior executives of Bracknell in order to determine whether any change to the Annual Salary is warranted; provided, however, that under no circumstances will the Annual Salary paid to the Executive be less than the amount payable as at the effective date of this Agreement.

         b) Annual Bonuses. The Executive shall be paid an annual bonus in such amount as shall be determined by Nationwide or the Board or by a committee of the Board, on recommendation from the [POSITION] of Bracknell, in accordance with the policies and procedures that apply to other senior officers of Bracknell and its subsidiaries. The target annual bonus ("Target Bonus") for the Executive shall be [TARGET PERCENTAGE] of the Annual Salary, and the parties acknowledge that the actual annual bonus may be greater than or less than the Target Bonus depending on the assessment of the Executive's contribution to the business and financial results of [CORPORATION] and Bracknell, and the achievement of personal objectives.

4) Relocation Bonus. The Executive shall be paid a relocation bonus of [DOLLAR AMOUNT], less such deductions as shall be required to be withheld by applicable law and regulation.

5) Stock Options. As soon as is reasonably practicable on or after the Effective Date, Bracknell shall grant the Executive options (the "Performance Options") to purchase 200,000 Shares in accordance with the stock option plan (the "Plan") of Bracknell (such date of grant hereinafter referred to as the "Date of Grant"). The exercise price ("Exercise Price") of the Performance Options shall be the closing price for the Shares on the trading day immediately preceding the Date of Grant, as quoted on The Toronto Stock Exchange. The grant of the Performance Options shall be subject to the terms of the Plan and the attached Schedule-A.

         a) The Executive shall be eligible for future grants of stock options, consistent with such policies as may from time to time be established by the Companies or the Board or a committee of the Board relating to the grant of stock options to senior executives of Bracknell and its subsidiaries.

6)       Expenses

         Subject to such policies as may from time to time be established by the Companies or the Board or a committee of the Board, the Executive shall be reimbursed for: (a) all reasonable traveling and other out-of-pocket expenses actually incurred or paid by the Executive in the performance of the Executive's duties upon presentation of such expense statements or vouchers or such other supporting information as the Company may require; (b) any fees or dues required to maintain any professional licenses or designations in The United States of America or Canada.

7)       Benefits

         a) Benefits. The Executive shall be entitled to fully participate in all other benefit plans available to senior executives of the Company from time to time including, without limitation, medical, dental, insurance, health club and similar programs.

         b) Automobile. The Company shall provide the Executive with a leased automobile for his use, or an automobile allowance not less than [DOLLAR AMOUNT] per month, in accordance with the Company's policies for its senior executives in place from time to time. The Company shall pay or reimburse the Executive for all reasonable operating expenses such as gas, maintenance, parking and insurance incurred or paid by the Executive in connection therewith.

         c) Annual 401K Contribution. The Executive shall be entitled to participate in the Company's tax-qualified earnings reduction profit sharing plan with the pertinent provisions of law, including provisions of the Internal Revenue Code (such as sections 401(a), 401(k) and 501(a) thereof), and the Company shall make matching, profit sharing or other contributions pursuant to the Company's policies in effect from time to time.

8)       Relocation Expenses and Indemnity

         a) Upon presentation of such expense statements or vouchers or such other supporting information as the Company may reasonably require, the Company will pay for all reasonable and direct costs of relocating the Executive, including, without limiting the generality of the foregoing:

                  i) closing costs incurred in connection with the sale of existing real estate, including real estate commissions, land transfer expenses, legal fees and disbursements, and existing mortgage discharge fees;

                  ii) closing costs incurred in connection with the purchase of new real estate, including real estate commissions, escrow fees, land transfer expenses, legal fees and disbursements, and mortgage origination fees;

                  iii) carrying charges on a vacant home, including mortgage interest, property taxes, insurance, reasonable charges for heating, water, electricity, lawn care and snow removal;

                  iv) household moving expenses, including costs of disposal, packing/unpacking, storage, disconnection/installation charges, transportation and customs processing, registration charges for automobiles and driver's licensing;

                  v) legal fees and other costs incurred in relation to immigrating to the United States, including reasonable legal expenses incurred for the preparation of prepare personal wills,

                  vi) reasonable losses incurred on the disposition of personal property (including automobiles) that as a result of applicable law or regulation may not be relocated with the Executive;

                  vii) temporary living costs, including rent for temporary housing; and

                  viii) cost of travel for the Executive and his immediate family to the new location.

         b) The Company will pay the Executive a general moving expense allowance in the amount of 10% of the Annual Salary, to assist in re-establishing in the new residence and to compensate for incidental losses and indirect costs resulting from the transfer.

         c) The Company shall indemnify the Executive from any medical expenses incurred by him or his immediate family in connection with any medical condition of the Executive or his immediate family, pre-existing or otherwise, that is not otherwise fully insured or reimbursable by a health benefit plan, including any medical expenses incurred during any prequalification period for health benefits coverage. To the extent required to obtain medical treatment or procedures, Bracknell shall pay the Executive in advance of the medical expenses being incurred. For the purposes of this provision, medical expenses shall include, but shall not be limited to, fees for medical treatment, operative or other procedures, testing or diagnostic procedures, pharmaceutical prescriptions, and prosthetic devices.

         d) The Company shall indemnify the Executive from any income tax liability in Canada or the United States as a result of the foregoing.

9)       Vacation

         During the term of this Agreement, the Executive will be entitled to [NUMBER] weeks of paid vacation per calendar year.

10)      Termination of Employment

         The following terms and provisions shall apply to the termination of the Executive's employment hereunder:

         a) Termination For Cause. The employment of the Executive may be terminated at any time for cause by the Company without any requirement of a notice period and without payment of any compensation of any nature or kind (including, without limitation, by way of anticipated earnings, damages or payment in lieu of notice). Notwithstanding the foregoing, in the event that any portion of the Executive's Annual Salary has been earned but not paid or any expenses referred to in Sections 6, 7, 8, or 9 have been incurred by the Executive but not reimbursed, in each case to the date of termination of his employment, together with any amount to which the Executive is entitled under any applicable employment standards legislation or common law doctrine, as amended and enforced from time to time, to the extent that the same cannot be waived by the Executive, such amounts shall be paid to the Executive within 15 business days following such date of termination.

         b) Permanent Incapacity. In the event of the Permanent Incapacity of the Executive, his employment may thereupon be terminated by the Company without payment of any compensation of any nature or kind (including, without limitation, by way of anticipated earnings, damages or payment in lieu of notice); provided that, in such event, the Company shall pay or cause to be paid to the Executive the amounts specified in any benefit and insurance plans applicable to the Executive as being payable in the event of the permanent incapacity or disability of the Executive, such sums to be paid in accordance with the provisions of those plans as then in effect.

         c) Death. If the Executive's employment is terminated by reason of the Executive's death, the Executive's estate will be entitled to receive and the Company shall pay or cause to be paid to them or it, as the case may be, the amounts specified in the benefit and insurance plans of the Company applicable to the Executive, such sums to be paid in accordance with the provisions of those plans as then in effect.

         d) Termination by Executive. The Executive may terminate his employment with the Company upon giving 30 days' written notice or such shorter period of notice as the Company may accept. The Executive shall not be entitled to any severance payment other than the Annual Salary earned by the Executive but not paid before the date of termination and any expenses referred to in Section 6, 7, 8, or 9 incurred by the Executive but not yet reimbursed, in each case to the date of termination, together with any amount to which the Executive is entitled under any applicable employment standards legislation or common law doctrine, as amended and in force from time to time, to the extent that the same cannot be waived by the Executive.

         e) Other Termination by the Company. In the event that the Executive's employment with the Company is terminated by the Company without cause (whether expressly or constructively), the Executive shall be entitled to receive an amount by way of lump sum payment equal to the aggregate of 12 months Total Compensation. For these purposes, the term Total Compensation will include the Annual Salary, Annual Bonus Amount and all perquisites and benefits for the 12-month period. As well for these purposes, the term Annual Bonus Amount means, at any time, the average of the annual cash bonuses paid to the Executive by the Company in respect of the two completed fiscal years next preceding the date of termination of his employment pursuant to Section 4(b) above; provided, however, that if there is only one completed fiscal year between the date hereof and the date of termination of the Executive's employment, the bonus paid to the Executive in respect of that fiscal year shall be the Target Bonus. The payment described in this Section 11(e) is the only severance payment or payment in lieu of notice that the Executive will be entitled to receive in the event of the termination of his employment on the basis contemplated in this Section 11(e). A constructive termination of employment shall include a transfer involving a significant geographic relocation, a fundamental demotion involving reduced responsibilities and/or positioning within the corporate hierarchy, or reductions in salary, bonus opportunity and/or employee benefits.

         f) Change of Control. In the event that the Executive's employment with the Company is terminated by Bracknell or the Company without cause (whether expressly or constructively) within three months following the occurrence of a Change in Control, the Executive shall be entitled to receive an amount by way of lump sum payment equal to the aggregate of 24 months Total Compensation. For these purposes, the term Total Compensation will include the Annual Salary then in effect, Annual Bonus Amount and all perquisites and benefits for the 24-month period. As well for these purposes, the term Annual Bonus Amount means, at any time, the average of the annual cash bonuses paid to the Executive by the Company in respect of the two completed fiscal years next preceding the date of termination of his employment pursuant to Section 4(b) above; provided, however, that if there is only one completed fiscal year between the date hereof and the date of termination of the Executive's employment, the bonus paid to the Executive in respect of that fiscal year shall be the Target Bonus. The payment described in this Section 11(f) is the only severance payment or payment in lieu of notice that the Executive will be entitled to receive in the event of the termination of his employment on the basis contemplated in this Section 11(f). A constructive termination of employment shall include a transfer involving a significant geographic relocation, a fundamental demotion involving reduced responsibilities and/or positioning within the corporate hierarchy, or reductions in salary, bonus opportunity and/or employee benefits.

         g) Stock Options. In the event that the Executive's employment with the Company is terminated as contemplated above in this
                  Section 11 or terminates as contemplated in Section 2, the right of the Executive or his estate, as the case may be, to retain and exercise vested or unvested stock options then held by the Executive shall be determined in accordance with the stock option plan pursuant to which those stock options were granted. Notwithstanding the foregoing or any other provision of this Agreement:

                  i) in the event that the Executive's employment with the Company is terminated by Nationwide as contemplated above in Section 11(f) within three months following the occurrence of a Change in Control, all unvested Conventional Options and Performance Options held by the Executive shall automatically vest on the date the Executive is so terminated or on such earlier date as the Board may in its sole discretion determine; and

                  ii) in the event that the Executive's employment with Bracknell is not terminated as contemplated in
                           Section 11(f) but is terminated as contemplated in
                           Section 11(e), all unvested Conventional Options then held by the Executive shall automatically vest on the date the Executive is so terminated; iii) and at any time prior to the expiry of the three month period following the date upon which the Executive is so terminated, the Executive will have the right to exercise all Conventional Options and Performance Options that were vested on or prior to the date upon which the Executive is so terminated, at which time all unexercised options will be forfeited.

         h) Earned Salary and Un-reimbursed Expenses. Notwithstanding the foregoing, in the event that any portion of the Executive's Annual Salary has been earned but not paid or any expenses referred to in Sections 6, 7, 8, or 9 have been incurred by the Executive but not reimbursed, in each case to the date of termination of his employment, together with any amount to which the Executive is entitled under any applicable employment standards legislation or common law doctrine, as amended and enforced from time to time, to the extent that the same cannot be waived by the Executive, such amounts shall be paid to the Executive within 15 business days following such date of termination.

         i) Statutory Deductions. All payments required to be made to the Executive or his estate under this Section 11 shall be made net of all deductions required to be withheld by applicable law and regulation.

         j) Fair and Reasonable, etc. The parties acknowledge and agree that the payment provisions contained in this Section 11 above are fair and reasonable and the Executive acknowledges and agrees that such payments are inclusive of any notice or pay in lieu of notice or severance pay to which he would otherwise be entitled under statute, pursuant to common law or otherwise in the event that his employment is terminated pursuant to or as contemplated in this Section 11. The parties further agree that upon any termination of the employment of the Executive as contemplated in this Section 12 and the payment to the Executive or his estate, as the case may be, of the amounts contemplated therein, as well as any expenses which the Executive is entitled to have reimbursed as contemplated above, the Executive shall have no action, cause of action, claim or demand of any nature or kind whatsoever against the Companies or Bracknell or against any other person as a consequence of, in respect of or in connection with this Agreement or such termination of the Executive's employment.

         k) Return of Property. Upon any termination of the employment of the Executive by the Executive or by the Company as contemplated above in this Section 11, the Executive or the Executive's estate shall at once deliver or cause to be delivered to the Company all books, documents, effects, money, securities, credit cards or other property belonging to the Company or for which the Company is liable to others which are in the possession, charge, control or custody of the Executive.

11)      Confidentiality

         The Executive shall not (either during the term of his employment by the Company or at any time thereafter) disclose any information relating to the private or confidential affairs of the Company or relating to any secrets of the Company to any person other than for the purposes of the Company or use any such information for any purpose whatsoever other than for the purposes of the Company.

12)      Miscellaneous

         a) Notices. Any notice required or permitted to be given to the Company hereunder shall be sufficiently given if delivered personally or mailed by pre-paid registered mail addressed to the [POSITION] of Bracknell at the principal office of Bracknell corporate headquarters, or to the Executive at the principal office of Neal or at his last place of residence contained in the records of the Company. Any such notice, if delivered, shall be deemed to have been given upon its delivery and, if mailed as aforesaid, shall be deemed to have been given on the fourth business day following the date of mailing. Any party hereto may change its address for notice by notice given to each party hereto in accordance with the foregoing.

         b) Time of Essence. Time shall be of the essence of this Agreement and of every provision hereof.

         c) Divisions and Headings. The division of this Agreement into Articles, Sections and clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

         d) Gender and Number. In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

         e) Severability. The invalidity or unenforceability of any provision or part of any provision of this Agreement shall not affect the validity or enforceability of any other provision or part thereof and any such invalid or unenforceable provision or part thereof shall be deemed to be severable, and no provision or part thereof shall be deemed dependent upon any other provision or part thereof unless expressly provided for herein.

         f) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior discussions, understandings and arrangements between the parties in respect thereof. No amendment, waiver or termination of this Agreement shall be binding unless executed in writing by each party to be bound thereby. No waiver of any provision of this Agreement shall be deemed to or shall constitute a waiver of any other provision and no such waiver shall constitute a continuing waiver unless otherwise expressly provided.

         g) Successors and Assigns. This Agreement shall not be assignable by any of the parties hereto without the prior written consent of each other party, but subject thereto shall enure to the benefit of and be binding upon the parties hereto and their respective legal personal representatives, successors and assigns.

         h) Currency. Unless otherwise specified, any dollar amounts set out in this Agreement shall be in United States dollars.

         i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of California and the laws of U.S. applicable therein.


         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.


SIGNED, SEALED AND DELIVERED      )
     in the presence of           )
                                  )
--------------------------------  )       --------------------------------
                                  )        [NAME OF EMPLOYEE]


                                       BRACKNELL CORPORATION


                                       by
                                          --------------------------------



                                       [BRACKNELL SUBSIDIARY]


                                       by
                                          --------------------------------

                                   SCHEDULE-A

                           PERFORMANCE OPTION VESTING

1)       As such terms are used in this Schedule-A,

         (a) "Agreement" means the agreement of employment entered into between Bracknell Corporation and the Executive;

         (b) "Grant Date" means the date on which the resolution of the Board of Directors of Bracknell granting the options described herein was passed;

         (c) "Trading Day" means a day on which the Shares trade on The Toronto Stock Exchange;

         (d) "First Option Period" means the period commencing on and including the 21st Trading Day following the Grant Date and ending on and including the first anniversary of the Grant Date;

         (e) "Second Option Period" means the period commencing on and including the day immediately following the first anniversary of the Grant Date and ending on and including the second anniversary of the Grant Date;

         (f) "Third Option Period" means the period commencing on and including the day immediately following the second anniversary of the Grant Date and ending on the including the third anniversary of the Grant Date;

         (g) "Average Trading Price" on any day means the simple (unweighted) average of the closing sale prices of the Shares on the Toronto Stock Exchange on the last 20 Trading Days immediately prior to such day;

         (h) "Plan" means the Stock Option Plan of Bracknell Corporation in effect from time to time;

2) [NUMBER] options to purchase Shares pursuant to the Plan (which options are hereinafter called the "Options") shall be granted to the Executive (who is hereinafter called a "Grantee") on the terms and conditions herein specified;

3) the Options are granted subject to the approval by the shareholders of the Corporation, at the next meeting of such shareholders, of a corresponding increase in the number of Shares reserved for issue pursuant to the Plan;

4) the price at which a Share may be purchased under each Option shall be Canadian $10.60 (hereinafter call "Exercise Price"), being the closing price of Bracknell common shares on The Toronto Stock exchange on the day preceding the Grant Date;
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                                      -12-

5) subject to the terms and conditions of the Plan, the Options shall vest (that is, become exercisable by the Grantees) in accordance with the following terms and conditions:

         (a) on the first day (if any) in the First Option Period on which the Average Trading Price equals or exceeds an amount equal to 120% of the Exercise Price, one third of the Options granted to each Grantee (which Options are hereinafter called the "First Tranche") shall vest;

         (b) on the first day, (if any) in the Second Option Period on which the Average Trading Price equals or exceeds an amount equal to 144% of the Exercise Price,

                  i) a further one-third of the Options granted to such Grantee shall vest, and;

                  ii) if the First Tranche did not vest in the First Option Period, the First Tranche shall vest;

         (c) on the first day (if any) in the Third Option Period on which the Average Trading Price equals or exceeds an amount equal to 173% of the Exercise Price, all Options granted to such Grantee which have not previously vested shall vest; and

         (d) all Options granted to such Grantee which have not previously vested as provided in subparagraphs (a), (b), (c) of this paragraph 5 shall vest on the seventh anniversary of the Grant Date;

6) all unexercised Options, whether or not vested, shall expire (that is, shall cease to be exercisable) on the tenth anniversary of the Grant Date;

7) Unless otherwise specified by an applicable Employment Agreement, all Options granted to a Grantee which have not vested on or before the date on which such Grantee's employment with the Corporation terminates or is terminated shall expire on such date;

8) The Corporation shall make application to all exchanges on which the Shares are listed for trading to list such additional number of Shares as may be required to ensure that they are listed on each such exchange all Share to be issued on the exercise of the Options.